SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240. 14a-11(c) or
    Section 240. 14a-12

Hampton Industries, Inc.
(Name of Registrant as Specified In Its Charter)

Frank E. Simms
Chief Financial Officer,
Vice President - Finance
(Name of Person Filing Proxy Statement)

                    HAMPTON INDUSTRIES, INC.
                 (A North Carolina Corporation)
                          P.O. Box 614
                       Kinston, NC  28502

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          May 18, 1999

To the Shareholders:

     This is to notify you that the Annual Meeting of Shareholders of Hampton Industries, Inc. (hereinafter referred to as the "Company") will be held at 10:00 A.M. on Monday, May 18, 1999, in the Conference Center, at Hahn & Hessen LLP, 36th Floor, Empire State Building, 350 Fifth Avenue, New York, NY 10118 for the following purposes:

            I. To elect a Board of seven Directors to serve for one
               year or until the election of their successors;

           II. To transact such other business as may properly come before the meeting. (No such other business is known to the management).

     Shareholders of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the Annual Meeting or adjournments thereof.

     The Board of Directors cordially invites you to attend the meeting in person. However, whether or not you plan to attend, it would be greatly appreciated if you would mark and sign the enclosed Proxy, returning it to American Stock Transfer and Trust Company in the addressed, postage-paid reply envelope which is enclosed for your convenience. If you should thereafter decide to attend the meeting in person and you desire to vote your shares, you may do so and your Proxy will be returned to you. In addition, you are entitled to revoke your Proxy at any time prior to voting by presenting a proxy bearing a later date or by giving notice of such revocation to the Secretary at the office of the Company at 2000 Greenville Highway, P.O. Box 614, Kinston, NC 28502.

     The annual report of the Company for the fiscal year ended
December 26, 1998 is enclosed, but is not part of the Company's proxy solicitation material.

                                   ROGER M. EICHEL,
                                 Senior Vice President
                                    and Secretary


Dated:  March 31, 1999


                    HAMPTON INDUSTRIES, INC.
                    2000 Greenville Highway
                         P.O. Box 614
                      Kinston, NC  28502
                        PROXY STATEMENT


     This proxy statement and proxy/voting instruction card are being delivered to all holders of common shares of Hampton Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders to be held on May 18, 1999. All holders of record on March 31, 1999 are entitled to one vote for each share owned on each matter that comes before the meeting. A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum. The only matters known to be brought before the meeting are those included in this proxy statement. As of the record date there were 5,048,663 shares of Common Stock outstanding and entitled to vote.

                         VOTING SECURITIES

Principal Shareholders

     The following table sets forth as of March 31, 1999, the
beneficial ownership by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and information as to the beneficial ownership of such outstanding
Common Stock by all Directors and Executive Officers as a group:
Name and address of           Amount and nature of       Percent
 beneficial owner           beneficial ownership F<1>    of Class
-----------------------     ------------------------     --------
David Fuchs (15 W. 34th
St., New York, NY 10001
-3060)                             666,803F<2>             12.5%

Pearl F. Schechter (P.O.
Box 614, Kinston, NC
28502)                             521,787F<3>              9.8%

Paul Chused (P. O. Box
614, Kinston, NC
28502)                             311,994F<4>              5.8%

Steven Fuchs (15 W. 34th
St., New York, NY
10001-3060)                        265,542                  5.0%

Les Fuchs (3035 River
North Pkwy, Atlanta,
GA 30328-1117)                     473,650                  8.9%

Dimensional Funds
Advisors, Inc.
1299 Ocean Ave.,
Suite 650 Santa Monica,
CA 90401                           396,202F<5>              7.4%

Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, CA 94403                302,500F<6>              5.7%

All Directors and
Officers as a group (5
Executive Officers and
7 Directors)                     2,049,705F<7>             43.3%
-1-

<F1>
(1) As reported to the Company by the Directors and nominee and executive officers (including shares held by spouses, minor children, affiliated companies, partnerships and trusts over which the named person has beneficial ownership). The table includes shares which the individual has the right to acquire beneficial ownership currently or within 60 days after March
     31, 1999, upon exercise of non-qualified stock options.
<F2>
(2)  Includes 43,781 shares held by a charitable trust of which Mr.
     Fuchs is a Trustee, as to which Mr. Fuchs disclaims beneficial interest.
<F3>
(3) Includes 126,960 shares owned by Mr. Schechter, a Director of the Company, as to which Mrs. Schechter disclaims beneficial interest.
<F4>
(4) Includes 10,065 shares held by Mr. Chused as Custodian for his children, 33,000 shares held by a partnership of which Mr. Chused is managing agent and 120,200 shares held by Mr. Chused as custodian for the minor children of his brother, as to which Mr. Chused disclaims beneficial interest. Includes 26,207 shares held in a Trust of which Mr. Chused is the beneficiary. Excludes 40,414 shares held in Trust in which Mr. Chused disclaims beneficial interest.
<F5>
(5) Based solely on statements filed witht he Securities and Exchange Commission pursuant to Section 13 (g) of the Exchange Act, all such shares are owned by investment advisory clients of Dimensional Fund Advisors, Inc., ("Dimensional") no one of which to the knowledge of Dimensional, owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such shares. The Company has no indepentent knowledge with respect hereto.
<F6>
(6) Based soley on statements filed with the Securities and Exchange Commission pursuant to Section 13 (g) of the Exchange Act, all such shares are owned by investment advisory clients of Franklin Resources, Inc., ("Franklin") no one of which to the knowledge of Franklin, owns more than 5% of the class. Franklin disclaims beneficial ownershipof all such shares. The Company has no indepentent knowledge with respect hereto.
<F7>
(7) Excludes the shares listed in footnote (5 and 6) and the shares beneficially owned by Les Fuchs.

                   ELECTION OF SEVEN DIRECTORS

     Seven directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until a successor is elected. The Board of Directors has nominated for election the seven persons named below. All of the nominees are currently directors and were elected by the shareholders. The Proxies solicited by the Board of Directors will be voted for the election of the following candidates (except those Proxies in which authority is withheld) in the absence of a vacancy in the proposed slate. Each candidate has agreed to serve if elected, and the Company does not contemplate that any of the candidates will be unavailable for election; however, in the event of a vacancy in the proposed slate occasioned by death or other unexpected occurrence, the Proxies will be voted according to the best judgment of the Proxy holders.

                                           Shares of
                                          voting stock
Name, age                     Year        beneficially     Precent
and Principal              which first   owned March 31,     of
occupation                 electedF<1>      1999F<2>        Class
------------------------   -----------   ---------------   -------
David Fuchs (74)
Chairman and Chief
Executive Officer
of Company                     1946        666,803F<2>      12.5%

Steven Fuchs (39)
President                      1993        265,542           5.0%

Sol Schechter (82)
Director of Company            1946        521,787F<3>       9.8%
-2-

Paul Chused (55)
Vice President                 1979        311,994F<4>       5.8%

Herbert L. Ash (57)
Counsel, Hahn & Hessen
LLP, Attorneys New York,
NY; Also a director
of Donnkenny, Inc.             1994          2,100            -

Roger M. Eichel (50)
Senior Vice President
and Secretary                  1997        231,154F<5>       4.3%

Barbara Henagan (40)
Senior Managing Director
Bradford Ventures Ltd.,
Private Equity Investors
Atlanta, GA
Also a director of
Central Sprinkler
Corporation                    1998          6,600           0.1%

<F1>
(1) To the Board of Directors of the Company or its predecessors. Footnote (1), page 2, is incorporated by reference.
<F2>
(2)  Footnote (2), page 2 is incorporated by reference.
<F3.
(3) Includes 394,827 shares owned by Mrs. Schechter, as to which Mr. Schechter disclaims beneficial interest.
<F4>
(4)  Footnote (4), Page 2 is incorporated by reference.
<F5>
(5) Represents 183,429 shares owned by Mrs. Eichel and 5,225 shares held by Mrs. Eichel as Custodian for their minor son.

     There are no arrangements or understandings pursuant to which any of the above named were elected as Officers or Directors. All Officers and Directors hold office for one year or until their successors are elected and qualified, unless otherwise specified by the Board of Directors. Any Officer or Director is subject to removal with or without cause, at any time, by a vote of the majority of the Board of Directors.

     All of the above named, except Herbert L. Ash and Barbara
Henagan, are related by blood or marriage.  David Fuchs and Sol
Schechter are brothers-in-law. Paul Chused is their nephew. Steven Fuchs is the son of David Fuchs and nephew of Sol Schechter. Roger M. Eichel is the son-in-law of David Fuchs and the brother-in-law of Steven Fuchs.

     All of the Executive Officers have served in various executive capacities over the past five years. David Fuchs was elected to his present office in 1975. Sol Schechter was President of the Company from 1975 until his retirement in 1994. Paul Chused was elected to his present office (non-executive officer) in January 1996. He was President from May 1994 to January 1996, Senior Vice President from 1993 to 1994 and prior thereto Vice President of Operations for in excess of five years. Steven Fuchs was elected to his present position in January 1996. He was previously President of Hampton Shirt Co., Inc. (a subsidiary) from May 1992 and Vice President-Merchandising from May 1991. He has held various merchandising and sales positions with the Company for more than five years prior thereto. Roger M. Eichel was elected Senior Vice President in 1997, prior thereto he was Vice President and Secretary of the Company.

     Herbert L. Ash had been a partner of Hahn & Hessen LLP, for more than five years and now serves as counsel. Barbara Henagan has been Senior Managing Director of Bradford Ventures Ltd. for more than five years.
-3-

         COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the compensation for the past three fiscal years of the Chief Executive Officer and each of the four most highly compensated Executive Officers as of the end of the 1998 fiscal year.
                        Annual Compensation
                                                           Other
Name and Principal                                         Annual
     Position             Year    Salary   BonusF<1>   CompensationF<2>
------------------------  ----   --------  ---------   ----------------
David Fuchs
Chairman and              1998   $550,000   $  -          $   -
Chief Executive           1997    562,500      -              -
Officer                   1996    562,500    25,596           -

Steven Fuchs              1998    400,000      -              -
President and             1997    371,154      -              -
Director                  1996    282,500    21,330           -

Robert J. Stiehl, Jr.
Executive Vice            1998    220,000      -              -
President - Operations,   1997    220,000      -              -
and Treasurer             1996    220,000    12,798           -

Roger Eichel              1998    255,000      -              -
Senior Vice President,    1997    255,000      -              -
Secretary and Director    1996    255,000    17,064           -

Frank E. Simms
Chief Financial Officer,  1998    175,000      -              -
Vice President - Finance  1997    144,423      -              -
and Assistant Secretary   1996    131,250     5,333           -

                                  Non-Qualified         All
Name and Principal                    Stock            Other
    Position              Year    Option PlanF<3>  CompensationF<4>
------------------------  ----    ---------------  ----------------
David Fuchs
Chairman and              1998       $   -             $17,544
Chief Executive           1997           -              18,107
Officer                   1996           -              18,180

Steven Fuchs              1998           -              32,383
President and             1997           -              21,980
Director                  1996           -              21,902

Robert J. Stiehl, Jr.
Executive Vice            1998           -              23,927
President - Operations    1997           -              22,501
and Treasurer             1996           -              19,041

Roger Eichel              1998           -              15,110
Senior Vice President     1997           -              12,044
Secretary and Director    1996           -              12,380

Frank E. Simms
Chief Financial Officer,  1998           -               7,217
Vice President - Finance  1997           -               2,880
and Assistant Secretary   1996           -               1,837

<F1>
(1) All executive officers are participants in the Executive Bonus Plan. No bonuses were earned under the Plan in 1998.
<F2>
(2)  No amounts for executive perquisites and other personal benefits,
     securities or property are    shown where the aggregate dollar
     amount per executive is not in excess of the lesser of either $50,000 or 10% of annual salary and bonus.
<F3>
(3) The Company adopted a non-qualified stock option plan in 1992. The purpose of the program is to furnish a significant equity opportunity to the executive which provides an incentive to build long-term stockholder value.
<F4>
(4) Includes the Company's contribution to the 401 (k) Plan, interest credited to the Supplemental Retirement Plan for Key Employees and the Company's contribution to the Nonqualified Deferred Compensation Plan. For 1998, the company made a contribution of $2,880 under the 401 (k) Plan for the five named individuals. Interest credited under the Supplemental Retirement Plan for Key Employees for the named individuals were as follows: David Fuchs $14,664, Steven Fuchs $18,393, Robert J. Stiehl, Jr. $15,524 and Roger Eichel $8,825. Contributions under the Nonqualified
-4-
     Deferred Compensation Plan for Key Executives were as follows:
     Steven Fuchs $11,110, Robert J. Stiehl, Jr. $5,523, Roger Eichel $3,404 and Frank E. Simms $4,337.
<F5>
(5)  Reference is made to the information under the caption "Certain
     Transactions".

     Directors, who are not Officers of the Company, receive $1,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each committee meeting and a retainer of $500 for each committee chairmanship. A cap of $10,000 would be applied to the amount of fees and retainers received in any one year. Travel and accommodation expenses of the Directors incurred in attending Board meetings are reimbursed by the Company.

        MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the 1998 fiscal year, the Board of Directors met four times. All of the Directors, attended each of the scheduled meetings during their incumbency.

     The Company's Audit Committee consisted of Herbert L. Ash and Barbara Henagan, independent directors and Sol Schechter. The Audit Committee met three times during the year. The Audit Committee confers with the Company's independent auditors on matters concerning the Company's internal control system, the maintenance of its books and other matters as appropriate.

     The Executive Compensation Committee, which met once during the 1998 fiscal year, is composed of David Fuchs, Sol Schechter, Paul Chused, Steven Fuchs, Barbara Henagan. All except for Barbara Henagan are related family members and executive officers or former executive officers of the Company. The Compensation Committee reviews executives' salaries, administers various incentive compensation plans and recommends action to the Board of Directors on matters related to compensation for officers and key employees of the Company and its subsidiaries. Each of the members abstains from compensation matters concerning their own compensation.

     The Company does not have a Nominating Committee of the Board of Directors separate and apart from the Board of Directors as a whole.

            REPORT OF EXECUTIVE COMPENSATION COMMITTEE

     The members of the Committee and their families own approximately 31.1% of the Company's outstanding shares of Common Stock. The Board believes the members of the Committee, by reason of their stock ownerships and commitment to the Company, are substantially motivated to act on behalf of all shareholders to optimize overall corporate performance, thereby increasing the intrinsic value of each shareholder investment in the Company.

Base Salary

     The Chairman and Chief Executive Officer was paid at the rate of $550,000 annually. The Board believes that his compensation is comparable to that generally paid to Chief Executives of similar companies having comparable responsibilities.

     Compensation paid to the four other executives has been determined after consultation between the Committee and the Board.
The Board has relied extensively on the views of the Committee. The amount of compensation received by each of the officers is believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size. Past performance and expectations concerning future contributions to the success of the Company and its business are also considered in determining compensation.
-5-

Employment/Separation Agreement

     In November 1998, the Board of Directors authorized the execution of an employment agreement with the Company's President, Steven Fuchs.
 The initial term of this agreement is for three years with an automatic one year renewal period unless sooner terminated. The agreement is intended to provide for continuity of management in the event of a change in control. The Board of Directors considers the maintenance of sound and vital management to be essential to protecting and enhancing the best interests of the Company and its shareholders.

     In the event of a change in control of the Company and the President is terminated for reasons other than disability or cause, or if he terminates his employment for "good reason", Mr. Fuchs is entitled to a severance payment consisting of his base salary, average performance bonus and other Company benefits including the vesting of
stock options.   In addition, an amount equal to two times his base
salary may be earned pursuant to a covenant not to compete. Should the Company elect not to renew this agreement, Mr. Fuchs would receive a severance payment of 1.25 his base salary as well as certain stock option benefits.

Executive Bonus Plan

     The Executive Bonus Plan (the "Bonus Plan") is a cash-based incentive bonus program. The purpose of the plan is to motivate and reward eligible employees for their contribution to achieve corporate goals, by making a portion of their cash compensation dependent upon exceeding certain pretax earnings goals.

     The Bonus Plan provides for a bonus amount from 75% to 200% of the executive's base salary. Individual bonus amounts are earned once a minimum pretax earnings level is reached. The Committee has the discretion to reduce (but not to increase) an individual's actual bonus payment which would otherwise be payable under the formula. The plan requires that an executive officer be employed as of the last day of the performance period for which the bonus is payable and paid, in order to be eligible to receive payment of the bonus.


     The Committee, at its discretion, (1) sets the particular goals each year, which may vary from year to year, (2) may revise each executives percentage of participation and (3) may include or exclude selected officers.

     For 1998, no bonuses were earned under the Executive Bonus Plan.

Profit Sharing and Retirement Savings Plan

     The Company has a Qualified Profit Sharing and Retirement Savings Plan (the "Plan") which covers all associates of the Company. During 1998, the Company made a matching contribution of 40% of the deferral amount that associates elect to make (as limited by the Internal Revenue Service Code) and the Company has set the matching contribution rate for 1999 at 40%. The Company has the option of changing the matching contribution each year and the right to amend, modify or terminate the Plan.

Supplemental Retirement Plan for Key Employees

     The Company maintains a Supplemental Retirement Plan for Key Employees (the "Supplemental Plan") to permit certain key associates to defer receipt of current compensation in order to provide retirement benefits on behalf of such associates. Company profit sharing credits are determined at the discretion of the Board of Directors. Amounts of profit sharing credits are vested in the same manner as vesting occurs -6-

under the Company's Qualified Profit Sharing and Retirement Savings Plan. Participant deferrals are fully vested. An annual return equal to the Moody's AAA Corporate bond rate is added to each participant deferred compensation account balance and employer profit sharing credit account balance. The Company may provide supplemental profit sharing credits to one or more active participants in the Supplemental Plan, the amount of which shall be determined by the Board of Directors in its sole and absolute discretion.

     As of December 31, 1998, there were 41 participants in the Supplemental Plan, including all of the executive officers of the Company. The Supplemental Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. The Supplemental Plan is intended to be unfunded and, therefore, all compensation deferred under the Supplemental Plan is held by the Company and commingled with its general assets.

     Participant additions to the Supplemental Plan were suspended as of January 1, 1996 and no profit sharing credits were allocated to any of the participants in 1998.

Deferred Compensation Plan for Key Employees

     Effective January 1, 1998, the Company instituted a Nonqualified Deferred Compensation Plan for Key Employees (the "Deferred Plan") to permit certain key employees to defer receipt of current compensation in order to provide retirement benefits on behalf of such employees. The Company may provide a matching contribution to the Deferred Plan. The Company may provide supplemental profit sharing credits which are determined at the discretion of the Board of Directors. Amounts of matching contributions and profit sharing credits are vested in the same manner as vesting occurs under the Company's Qualified Profit Sharing and Retirement Savings Plan. For 1998 the Company established a matching rate of 20% and for 1999 a matching rate of 40% of the employees deferrals. The Deferred Plan is not intended to be a qualified plan under the provisions of the Internal Revenue Code. It is intended to be unfunded and, therefore, all compensation deferred under the Deferred Plan is held by the Company and commingled with its general assets. However, employee deferrals and the Company's match are deposited each month in Company owned insurance contracts. Within these contracts the employees have the option of selecting a variety of investments. The return on these underlying investments will determine the amount of earnings credit. The Company has the option of changing the matching contribution each year, the right to amend, modify or terminate the Deferred Plan.

Long-term incentives

     The Company's non-qualified stock option plan was adopted in 1992. Options granted under this plan are intended to attract and retain qualified employees and directors, and to motivate their best efforts on behalf of the Company's interest. It is intended that options will constitute an important part of an executive's compensation. The equity opportunity will provide an incentive to build long-term shareholder value. Options for 363,550 shares were granted during 1998.

     The following table shows the number and percentage of stock options granted to the named executive officers during 1998, the exercise price and expiration date of the options and the potential realizable value of each grant assuming that the market price of the stock appreciates in value from the date of grant to the expiration date at assumed annualized 5% and 10% rates. Beginning one year after the date of grant, options can be exercised at the rate of 20% per annum with payment in either cash or shares of the Company's Common Stock. Options may only be exercised during employment or within three months after employment ceases. All stock option grants have a term of 10 years from the date of grant. The Company is unable to predict or estimate the Company's actual future stock price or place a reasonably accurate present value on the options granted.
-7-

             STOCK OPTION GRANTS IN LAST FISCAL YEAR

                         Individual Grants
                       Number of   % of Total
                       Securities  Options
                       Underlying  Granted to    Exercise or
                       Options     Employees in  Base Price   Expiration
Name                   Granted     Fiscal Year    ($/Sh)         Date
---------------------  ----------  ------------  -----------  ----------
Steven Fuchs            110,000       30.3%        $6.75       04/08/08
Roger Eichel             36,300       10.0%        $6.75       04/08/08
Robert J. Stiehl, Jr.    22,000        6.1%        $6.75       04/08/08
Frank E. Simms           16,500        4.5%        $6.75       04/08/08

                         Potential Realizable Value
                           At Assumed Annual Rates
                         of Stock Price Appreciation
                              for Option Term
                        ----------------------------
Name                       5%($)            10%($)
----------------------  ---------        ----------
Steven Fuchs            $467,000         $1,183,400
Roger Eichel            $154,100         $  390,500
Robert J. Stiehl, Jr.   $ 93,400         $  236,700
Frank E. Simms          $ 70,000         $  177,500

                                        EXECUTIVE COMPENSATION COMMITTEE

                                        David Fuchs, Chairman
                                        Steven Fuchs, Member
                                        Sol Schechter, Member
                                        Paul Chused, Member
1998 Grants and Stock Price Information

     The number of options granted in 1998 to the four most highly compensated individuals is set forth in Column (2) of the Stock
Option Grant Table on Page 8. The following table sets forth the number of options granted in 1998 to the following groups:

     All executive officers (4)      184,800 shares
     All other managers (41)         162,250 shares

     The closing price per share of the Company's Common Stock on March 31, 1999 as reported on the American Stock Exchange was $5.75.

                   COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the common stock of the Company for the five fiscal years with the cumulative return of the Dow Jones Industrial Average and the Dow Jones Apparel Industry index. It assumes $100 invested on December 31, 1993 with reinvestments of dividends.
-8-

     A copy of this graph has been submitted to the Securities and Exchange Commission. A tabular form of the graph is below.

         COMPARISON OF FIVE YEAR CUMULATIVE INDEX
          1993     1994     1995     1996     1997     1998
HAI      100.00    75.00    75.00    89.29   130.57   101.38
Apparel  100.00   105.65   113.68   158.14   164.87   134.28
S&P 500  100.00    83.62   115.40   134.87   189.28   187.37

                          CERTAIN TRANSACTIONS

     During 1998, the Company retained the firm of Hahn & Hessen LLP, of which Mr. Ash is a retired partner, for legal services, and said firm will be retained during the current year.


                    OTHER BUSINESS AND INFORMATION

     The Company does not intend to bring before the Meeting any business other than as set forth in this Proxy Statement, and has not been informed that any other business is to be presented at the Meeting.
 However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

     The Board of Directors has reappointed Deloitte & Touche LLP as auditors of the Company and its subsidiaries for the current fiscal year. Shareholders are not requested to act in connection with such selection. A representative of Deloitte & Touche LLP is expected to be present at the Shareholders' Meeting on May 18, 1999 to answer appropriate questions and to make a statement if the representative wishes to do so.
-9-
                       SHAREHOLDER PROPOSALS

     Shareholder proposals for the next Annual Meeting of Shareholders must be received by the Company at P.O. Box 614, Kinston, NC 28502 on or before December 3, 1999.


                     EXPENSES OF SOLICITATION

     The solicitation of Proxies is being made on behalf of the Board Directors of the Company, and all expenses in connection therewith will be paid by the Company. Requests will be made of brokerage houses and other custodians, nominees and fiduciaries to forward the solicitation material, at the expense of the Company, to the beneficial owners of stock held of record by such persons.

                By order of the Board of Directors,
                         ROGER M. EICHEL,
                       Senior Vice President
                           and Secretary
-10-

HAMPTON INDUSTRIES, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

  The undersigned hereby appoints David Fuchs and Sol Schechter as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated, all the shares of Common Stock of Hampton Industries, Inc., held of record by the undersigned on March 31, 1999 at the Annual Meeting of Shareholders to be held on Tuesday, May 18, 1999 at 10:00 a.m., in the Conference Center, at Hahn and Hessen LLP, 36th Floor, Empire State Building, 350 Fifth Avenue, New York, NY or any adjournment thereof.

(TO BE SIGNED ON REVERSE SIDE)
                                       Nominees:  David Fuchs
1.  Election of   FOR all nominees                Steven Fuchs
    Directors     listed to the right             Sol Schechter
                  (except as marked               Paul Chused
                  to the contrary)                Herbert L. Ash
                                                  Roger M. Eichel
                                                  Barbara Henagan
For, except vote withheld from the
following nominees(s):
___________________________________
___________________________________
___________________________________

WITHHOLD
AUTHORITY
to vote for all
nominees

2. In their descretion, the proxies are authorized to vote upon such other business as may properly come before the meeting (no such other business is known to management).

       This proxy will be voted FOR election of all nominees identified in Item 1 unless marked otherwise.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

SIGNATURE____________________________DATE________________
SIGNATURE____________________________DATE________________
          IF HELD JOINTLY

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.